EXHIBIT (n)(1)(b)

AMENDED AND RESTATED MULTIPLE CLASS PLAN FOR EATON VANCE FUNDS

Dated September 2, 2020

WHEREAS, each trust (each a “Trust”) listed on Schedule A engages in business as an open-end investment company and is registered as such under the Investment Company Act of 1940, as amended (the “Act”);

WHEREAS, the Trustees (hereafter the “Trustees”) of each Trust have established and designated one or more series of the Trust as shown on Schedule A hereto (each a “Fund”);

WHEREAS, the Trustees of each Trust have established one or more class of shares of certain Funds as shown on Schedule A (the “Classes”);

WHEREAS, the classes of each Fund are established in accordance with Rule 18f-3 under the Act (the “Rule”);

WHEREAS, the Trustees of the Trust desire to amend and replace the currently effective multiple class plan dated December 12, 2019 by amending and restating such plan to (i) identify each Fund and Classes thereof on Schedule A; and (ii) restate the separate arrangements, expense allocations, and any related conversion features or exchange privileges of the Classes; and

WHEREAS, the Trustees of the Trust (including a majority of those Trustees who are not interested persons of the Trust) have determined that adoption of this Amended and Restated Multiple Class Plan (the “Plan”), including the Class expense allocations set forth herein, is in the best interests of each Class individually and each Fund as a whole.

NOW, THEREFORE, each Trust hereby adopts this Plan on behalf of each Fund in accordance with the Rule.

I.             IDENTIFICATION OF FUNDS AND CLASSES

The Funds of each Trust and any Classes thereof are set forth on Schedule A. Each Fund and Class shall have the rights and preferences as set forth in the Trust’s Declaration of Trust and as indicated in Section II below or by the adoption by the Trustees of a resolution that sets forth or otherwise identifies, such rights and preferences.

II.   MULTIPLE CLASS STRUCTURE

Each Fund may in the discretion of the Trustees continuously offer the Classes of shares identified on Schedule A.

Shares of each Class of a Fund shall represent an equal pro rata interest in such Fund and shall have the voting, dividend, liquidation, and other rights, preferences, powers, restrictions, limitations, qualifications and terms and conditions set forth in the Declaration of Trust, as may be amended from time to time, subject to the following:

A.   Designation and Manner of Offering

Each Class shall have a different designation as set forth below and shall be offered subject to the following:

1. Class A Shares. Class A shares are offered at net asset value (“NAV”) subject to a sales charge on the terms described in each Fund’s prospectus. Class A shares are subject to distribution and service fees payable pursuant to a plan adopted in accordance with Rule 12b-1 under the Act (the “Distribution Plan”) and in the manner disclosed in the prospectus;

2. Class C Shares. Class C shares are offered at NAV generally subject to a CDSC on the terms described in each Fund’s prospectus. Class C shares are subject to distribution fees and service fees payable pursuant to the Distribution Plan and in the manner disclosed in the prospectus;

3. Institutional Class Shares/Class I Shares. Institutional Class shares and Class I shares are offered at NAV without the imposition of a sales charge on the terms described in each Fund’s prospectus. Institutional Class and Class I shares are not subject to distribution and service fees.

4. Investor Class Shares. Investor Class shares are offered at NAV without the imposition of a sales charge on the terms described in each Fund’s prospectus. Investor Class shares are subject to distribution and service fees payable pursuant to the Distribution Plan and in the manner disclosed in the prospectus;

5. Advisers Class Shares. Advisers Class shares are offered at NAV without the imposition of a sales charge on the terms described in each Fund’s prospectus. Advisers Class shares are subject to distribution and service fees payable pursuant to the Distribution Plan and in the manner disclosed in the prospectus;

6. Class R Shares. Class R shares are offered at NAV without the imposition of a sales charge on the terms described in each Fund’s prospectus. Class R shares are subject to distribution fees and service fees payable pursuant to the Distribution Plan and in the manner disclosed in the prospectus; and

7. Class R6 Shares. Class R6 shares are offered at NAV without the imposition of a sales charge on the terms described in each Fund’s prospectus. Class R6 shares are not subject to distribution and service fees.

8. Class T Shares. Class T shares are offered at net asset value NAV subject to a sales charge on the terms described in each Fund’s prospectus. Class T shares are subject to distribution and service fees payable pursuant to the Distribution Plan and in the manner disclosed in the prospectus.

9. Initial Class Shares. Initial Class shares are offered at net asset value on the terms described in each Fund’s prospectus. Initial Class Shares are subject to distribution fees and service fees payable pursuant to the Distribution Plan and in the manner disclosed in the prospectus. Initial Class shares are also subject to a Shareholder Servicing Plan.

10. ADV Class Shares. ADV Class shares are offered at net asset value on the terms described in each Fund’s prospectus. ADV Class shares are also subject to a Shareholder Servicing Plan.

B.   Exchange Privileges and Conversion Features

1.  Effective November 5, 2020 (the “Effective Date”), Class C shares of a Fund automatically convert to such Class A shares or Investor Class shares (as applicable) of such Fund as described in the Fund’s prospectus and statement of additional information. Such conversion will occur during the month following the eight year anniversary of the purchase. If the financial intermediary that maintains a Class C shareholder’s account has not tracked the holding period for Class C shares, Class C shares held as of the Effective Date will automatically convert to Class A shares or Investor Class shares (as applicable) 8 years after the Effective Date. Such conversion shall be effected on the basis of the relative NAVs per share of the two Classes without the imposition of any sales charge, fee or other charge. For purposes of this conversion, all distributions paid on such Class C shares which the shareholder elects to reinvest in Class C shares will be considered to be held in a separate sub-account. Upon the conversion of such Class C shares not acquired through the reinvestment of distributions, a pro rata portion of the Class C shares held in the sub-account will also convert to such Class C shares. This portion will be determined by the ratio that such Class C shares being converted bear to the total of Class C shares (excluding shares acquired through reinvestment) in the account.

2.   The Funds’ principal underwriter is also authorized to convert Class C shares of a Fund that are held directly on the Fund transfer agent’s books and no longer subject to a CDSC and for which there is no broker-dealer or other intermediary on record into Class A shares or Investor Class shares (as applicable) of that Fund. Such conversion shall be effected on the basis of the relative NAVs per share of the two Classes without the imposition of any sales charge, fee or other charge.

3.  Shares of one Class of a Fund (except Class T shares) may be voluntarily exchanged for another Class of the same Fund at the discretion of a shareholder in accordance with the terms of the Fund’s prospectus, provided that Class C shares may not be so exchanged for another Class of shares unless the applicable CDSC has expired and the exchange is made to facilitate the shareholder’s participation in a fee-based advisory program as described in the prospectus

4.   Notwithstanding the foregoing, shares of one Class of a Fund may be converted into another Class of the same Fund as permitted by the Fund’s Declaration of Trust and subject to the Act and the rules thereunder.

5.  Each Class of a Fund (except Class T shares) may be exchanged for shares of a Class offered on the same terms of another Fund in accordance with the terms of the relevant Fund’s prospectus. All purchases, redemptions and exchanges of each series of Variable Trust (as defined on Schedule A) are made through insurance company separate accounts and other eligible investors that are the record owner of the shares.

C.       Allocations

Fund allocations shall be made as follows:

1.            Realized and unrealized capital gains and losses shall be allocated to each Class proportionately based on the NAV of that Class in relation to the NAV of the Fund.

2.            Income and Fundwide Expenses (as defined below) shall be allocated to each Class proportionately based on the NAV of that Class in relation to the NAV of the Fund subject to the following:

a.    Fundwide Expenses are all expenses other than (i) distribution and service fees and (ii) authorized sub-accounting, recordkeeping and similar administrative fees payable to financial intermediaries (“sub-accounting fees”), which shall be allocated as follows:

i.        Distribution fees and services fees shall be allocated only to the Class to which they relate; and

ii.        Sub-accounting fees shall be allocated only to Classes that are not prohibited by prospectus from paying such fees and such fees shall be allocated in relation to the NAV of all such Classes.

b.    Daily Dividend Funds (as defined in the Rule) shall allocate income, Fundwide Expenses and sub-accounting fees based on the Settled Shares Method (as defined in the Rule).

3.  The Fund’s adviser or administrator may determine to reimburse the expenses of a Class, which reimbursement may differ by Class.

III.    BOARD REVIEW

1. The Plan shall not take effect until after it has been approved by both a majority of Trustees and a majority of those Trustees who are not interested persons of the Trust.

2. The Plan shall continue indefinitely, unless terminated or amended. All material amendments to the Plan shall be approved by the Trustees in the manner provided for in Section III.1. above. Additional Funds may become subject to the Plan upon Trustee approval as provided for in Section III.1. above and amendment of Schedule A.

IV.    MISCELLANOUS

The Trustees and the shareholders of each Fund shall not be liable for any obligations of the respective Trust or any Fund under the Plan, and the principal underwriter or any other person, in asserting any rights or claims under the Plan, shall look only to the assets of the respective Trust or such Fund in settlement of such right or claim, and not to such Trustees or shareholders.

* * *

Schedule A

Schedule of Share Classes and Annual 12b-1 Distribution and Service Fees for Retail Funds

(as a % of average daily net assets)

Dated: September 2, 2020

	A	C	I	Investor	Inst’l*	Advisers	R(1)	R6
Eaton Vance Growth Trust
Eaton Vance Atlanta Capital Focused Growth Fund	0.25	1.00	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance Atlanta Capital Select Equity Fund	0.25	1.00	None	N/A	N/A	N/A	N/A	None
Eaton Vance Atlanta Capital SMID-Cap Fund	0.25	1.00	None	N/A	N/A	N/A	0.75	None
Eaton Vance Focused Global Opportunities Fund	N/A	N/A	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance Focused Growth Opportunities Fund	0.25	1.00	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance Focused Value Opportunities Fund	0.25	1.00	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance Greater China Growth Fund	0.30	1.00	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance Hexavest Global Equity Fund	0.25	1.00	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance Hexavest International Equity Fund	0.25	N/A	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance International Small-Cap Fund	0.25	N/A	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance Richard Bernstein All Asset Strategy Fund	0.25	1.00	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance Richard Bernstein Equity Strategy Fund	0.25	1.00	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance Worldwide Health Sciences Fund	0.25	1.00	None	N/A	N/A	N/A	0.75	N/A

Eaton Vance Investment Trust (2)
Eaton Vance Floating-Rate Municipal Income Fund	0.25	N/A	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance Short Duration Municipal Opportunities Fund	0.25	1.00	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance National Limited Maturity Municipal Income Fund	0.25	1.00	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance New York Municipal Opportunities Fund	0.25	1.00	None	N/A	N/A	N/A	N/A	N/A

Eaton Vance Municipals Trust (3)
Eaton Vance Arizona Municipal Income Fund	0.25	1.00	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance California Municipal Opportunities Fund	0.25	1.00	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance Connecticut Municipal Income Fund	0.25	1.00	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance Georgia Municipal Income Fund	0.25	1.00	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance Maryland Municipal Income Fund	0.25	1.00	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance Massachusetts Municipal Income Fund	0.25	1.00	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance Minnesota Municipal Income Fund	0.25	1.00	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance Missouri Municipal Income Fund	0.25	1.00	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance Municipal Opportunities Fund	0.25	1.00	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance National Municipal Income Fund	0.25	1.00	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance New Jersey Municipal Income Fund	0.25	1.00	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance New York Municipal Income Fund	0.25	1.00	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance North Carolina Municipal Income Fund	0.25	1.00	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance Ohio Municipal Income Fund	0.25	1.00	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance Oregon Municipal Income Fund	0.25	1.00	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance Pennsylvania Municipal Income Fund	0.25	1.00	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance South Carolina Municipal Income Fund	0.25	1.00	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance Virginia Municipal Income Fund	0.25	1.00	None	N/A	N/A	N/A	N/A	N/A

Eaton Vance Municipals Trust II (3)
Eaton Vance High Yield Municipal Income Fund	0.25	1.00	None	N/A	N/A	N/A	N/A	N/A
Parametric TABS 1-to-10 Year Laddered Municipal Bond Fund (fka Eaton Vance TABS 1-to-10 Year Laddered Municipal Bond Fund)	0.25	1.00	None	N/A	N/A	N/A	N/A	N/A
Parametric TABS 5-to-15 Year Laddered Municipal Bond Fund (fka Eaton Vance TABS 5-to-15 Year Laddered Municipal Bond Fund)	0.25	1.00	None	N/A	N/A	N/A	N/A	N/A
Parametric TABS 10-to-20 Year Laddered Municipal Bond Fund (fka Eaton Vance TABS 10-to-20 Year Laddered Municipal Bond Fund)	0.25	1.00	None	N/A	N/A	N/A	N/A	N/A
Parametric TABS Intermediate-Term Municipal Bond Fund (fka Eaton Vance TABS Intermediate-Term Municipal Bond Fund)	0.25	1.00	None	N/A	N/A	N/A	N/A	N/A
Parametric TABS Short-Term Municipal Bond Fund (fka Eaton Vance TABS Short-Term Municipal Bond Fund)	0.25	1.00	None	N/A	N/A	N/A	N/A	N/A

	A	C	I	Investor	Inst’l*	Advisers	R(1)	R6
Eaton Vance Mutual Funds Trust
Eaton Vance AMT-Free Municipal Income Fund	0.25	1.00	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance Core Plus Bond Fund	0.25	1.00	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance Emerging and Frontier Countries Equity Fund	0.25	N/A	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance Emerging Markets Debt Fund	N/A	N/A	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance Emerging Markets Local Income Fund	0.30	1.00	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance Floating-Rate Advantage Fund	0.25	0.75	None	N/A	N/A	0.25	N/A	None
Eaton Vance Floating-Rate Fund	0.25	1.00	None	N/A	N/A	0.25	N/A	None
Eaton Vance Floating-Rate & High Income Fund	0.25	1.00	None	N/A	N/A	0.25	N/A	None
Eaton Vance Global Bond Fund (fka Eaton Vance Diversified Currency Income Fund)	0.30	1.00	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance Global Income Builder Fund	0.25	1.00	None	N/A	N/A	N/A	0.75	N/A
Eaton Vance Global Macro Absolute Return Advantage Fund	0.30	1.00	None	N/A	N/A	N/A	0.75	None
Eaton Vance Global Macro Absolute Return Fund	0.30	1.00	None	N/A	N/A	N/A	0.75	None
Eaton Vance Global Small-Cap Equity Fund	0.25	1.00	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance Government Opportunities Fund	0.25	1.00	None	N/A	N/A	N/A	0.75	N/A
Eaton Vance High Income Opportunities Fund	0.25	1.00	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance Multi-Asset Credit Fund	0.25	1.00	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance Short Duration Government Income Fund	0.25	0.85	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance Short Duration High Income Fund	0.25	N/A	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance Short Duration Strategic Income Fund	0.25	1.00	None	N/A	N/A	N/A	0.75	N/A
Eaton Vance Stock Fund	0.25	1.00	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance Tax-Managed Equity Asset Allocation Fund	0.25	1.00	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance Tax-Managed Global Dividend Income Fund	0.25	1.00	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance Tax-Managed Growth Fund 1.1	0.25	1.00	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance Tax-Managed Growth Fund 1.2	0.25	1.00	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance Tax-Managed Multi-Cap Growth Fund	0.25	1.00	N/A	N/A	N/A	N/A	N/A	N/A
Eaton Vance Tax-Managed Small-Cap Fund	0.25	1.00	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance Tax-Managed Value Fund	0.25	1.00	None	N/A	N/A	N/A	N/A	N/A
Parametric Commodity Strategy Fund	N/A	N/A	N/A	0.25	None	N/A	N/A	N/A
Parametric Dividend Income Fund	N/A	N/A	N/A	0.25	None	N/A	N/A	N/A
Parametric Emerging Markets Fund	N/A	1.00	N/A	0.25	None	N/A	N/A	None
Parametric International Equity Fund	0.25	N/A	N/A	N/A	None	N/A	0.75	None
Parametric Tax-Managed International Equity Fund	N/A	1.00	N/A	0.25	None	N/A	N/A	N/A
Parametric Volatility Risk Premium – Defensive Fund	N/A	N/A	N/A	N/A	None	N/A	N/A	N/A

Eaton Vance Series Fund, Inc.(4)
Eaton Vance Emerging Markets Debt Opportunities Fund	0.25	N/A	None	N/A	N/A	N/A	N/A	None

Eaton Vance Series Trust
Eaton Vance Tax-Managed Growth Fund 1.0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Eaton Vance Series Trust II
Eaton Vance Income Fund of Boston	0.25	1.00	None	N/A	N/A	N/A	0.75	None
Parametric Tax-Managed Emerging Markets Fund	N/A	N/A	N/A	N/A	None	N/A	N/A	N/A

	A	C	I	Investor	Inst’l*	Advisers	R(1)	R6
Eaton Vance Special Investment Trust
Eaton Vance Balanced Fund	0.25	1.00	None	N/A	N/A	N/A	0.75	None
Eaton Vance Core Bond Fund	0.25	N/A	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance Dividend Builder Fund	0.25	1.00	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance Greater India Fund	0.30	1.00	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance Growth Fund	0.25	1.00	None	N/A	N/A	N/A	0.75	N/A
Eaton Vance Large-Cap Value Fund	0.25	1.00	None	N/A	N/A	N/A	0.75	None
Eaton Vance Real Estate Fund	0.25	N/A	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance Short Duration Inflation-Protected Income Fund	0.25	1.00	None	N/A	N/A	N/A	N/A	N/A
Eaton Vance Small-Cap Fund	0.25	1.00	None	N/A	N/A	N/A	0.75	N/A
Eaton Vance Special Equities Fund	0.25	1.00	None	N/A	N/A	N/A	N/A	N/A

* Institutional Class Shares

(1)	The distribution plan for Class R shares authorizes distribution and service fee payments of up to 0.75% annually. The Fund’s Board of Trustees has authorized distribution and service fees equal to 0.50% annually.
(2)	The distribution plans for Class A and Class C shares (as applicable) authorize distribution and service fees of up to 0.25% annually. The Funds’ Board of Trustees has authorized distribution and service fees of 0.15% annually.
(3)	The distribution plans for Class A and Class C shares (as applicable) authorize distribution and service fees of up to 0.25% annually. The Funds’ (except the Eaton Vance California and Municipal Opportunities Funds, the Eaton Vance National and High Yield Municipal Income Funds, the Parametric TABS 1-to-10, 5-to-15 and 10-to-20 Year Laddered Municipal Bond Funds and the Parametric TABS Intermediate-Term and Short-Term Municipal Bond Funds) Board of Trustees has authorized distribution and service fees of 0.20% annually.
(4)	Although a Maryland corporation, Eaton Vance Series Fund, Inc. (the "Corporation") is referred to herein as "Trust" for convenience. References in the Plan to Trustees are deemed to refer to the Directors of the Corporation.

In addition, each Fund is authorized to offer Class T shares subject to the Class T Distribution Plan. Pursuant to the Class T Distribution Plan, Funds are authorized to pay distribution fees of 0.25% annually.

Schedule of Share Classes and Annual 12b-1 Distribution and Service Fees for Variable Funds

(as a % of average daily net assets) (1)

	Classes
	Initial	ADV	Institutional
Eaton Vance Variable Trust (Variable Trust)
Eaton Vance VT Floating-Rate Fund	0.25	N/A	N/A

(1)	As described in the Fund’s registration statement, the Fund also makes payments under a Shareholder Servicing Plan for Initial Class and ADV Class of up to 0.25% of average daily net assets.